UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2014

VOCERA COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35469	94-3354663
(Commission File Number)	(IRS Employer Identification No.)

525 Race Street, San Jose, CA	95126
(Address of principal executive offices)	(Zip Code)

(408) 882-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2014, William Zerella provided notice to Vocera Communications, Inc. (the “Company”) of his intention to resign as the Company’s Chief Financial Officer, effective as of June 6, 2014. It is expected that Mr. Zerella will enter into a consulting agreement with the Company for a period of 90 days following his resignation, pursuant to which he will provide transition services not exceeding 30 hours and receive a fee not exceeding $6,000. In addition, Mr. Zerella’s equity awards and stock options will continue to vest during the period of his consulting services, and his stock options will remain exercisable for 90 days thereafter. Mr. Zerella will not be entitled to any benefits under his Change of Control and Severance Agreement.

Additionally, on May 19, 2014, Robert Zollars provided notice to the Company of his intention to resign as the Company’s Executive Chairman, effective May 31, 2014. Mr. Zollars will continue as a non-employee Chairman of the Company’s Board of Directors through the remaining period of his term as a Class III director. Mr. Zollars and the Company have also entered into an agreement pursuant to which he would provide up to 30 hours per month of consulting services to the Company between June 1, 2014 and May 31, 2015. Under this agreement, the Company will pay Mr. Zollars a consulting fee of $50,000 per month as well as his COBRA premiums. Mr. Zollars will also receive a restricted stock unit award with a value equal to $187,500 (based on the average closing price of the Company’s common stock as reported on the New York Stock Exchange in May 2014), which will vest with respect to 50% of the award on December 31, 2014 and 50% on May 31, 2015. If the Company terminates the consulting relationship other than for cause or upon Mr. Zollars’ death prior to May 31, 2015, all remaining consulting fees will be paid in one lump sum payment and any unvested portion of the restricted stock unit will immediately vest. Mr. Zollars will not receive any additional compensation as a non-employee director during the term of the consulting agreement. Mr. Zollars will not be entitled to any benefits under his Change of Control and Severance Agreement. A copy of Mr. Zollars’ consulting agreement is filed as Exhibit 10.1 hereto.

A copy of the press release announcing the foregoing management changes is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Consulting Agreement between Vocera Communications, Inc. and Robert Zollars, dated May 19, 2014.

99.1	Press release issued by Vocera Communications, Inc. on May 19, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOCERA COMMUNICATIONS, INC.

Date: May 19, 2014	By:	/s/ Brent D. Lang
Brent D. Lang
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Consulting Agreement between Vocera Communications, Inc. and Robert Zollars, dated May 19, 2014.

99.1	Press release issued by Vocera Communications, Inc. on May 19, 2014.

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